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                         HIGHMARK SMALL CAP VALUE FUND

                             SUB-ADVISORY AGREEMENT

AGREEMENT executed as of August 26, 1998 by HIGHMARK CAPITAL MANAGEMENT, INC. ("HCM"), a California Corporation as an investment adviser registered under the laws of the United States as an investment adviser under the Investment Advisers Act of 1940 ("Sub-Adviser") and BRANDES INVESTMENT PARTNERS, L.P. ("Brandes") an investment adviser registered under the laws of the United States as an investment adviser under the Investment Advisers Act of 1940 ("Sub-Adviser").

WHEREAS, HCM is the investment adviser for the HighMark Funds (the "Trust"), an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended ("40 Act");

WHEREAS, Union Bank of California, N.A. ("Bank"), an affiliate of HCM, serves as Custodian for the HighMark Funds and provides certain other services for the Funds;

WHEREAS, SEI Financial Services Company is Administrator and Distributor of the HighMark Funds; and

WHEREAS, to the provisions of its Advisory Agreement HCM desires to retain Sub-Adviser as its agent to furnish investment sub-advisory services for certain assets of the Trust's Small Cap Value Fund (the "Fund").

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. DEFINITIONS. As used herein the following terms shall have the meanings set forth:

1.1 "33 Act" shall mean the Securities Act of 1933 and the rules and regulations issued thereunder, as they may be amended from time to time.

1.2 "40 Act" shall mean the Investment Company Act of 1940 and the rules and regulations issued thereunder, as they may be amended from time to time.

1.3  "Administrator" and "Distributor" shall mean SEI Financial Services
Company.

1.4 "HCM" shall mean HighMark Capital Management, Inc., a California corporation registered as an investment adviser under the Investment Adviser's Act of 1940 and which is a wholly owned subsidiary of UnionBanCal Corporation and an affiliate of Union Bank of California, N.A.

1.5 "Adviser's Act" shall mean the Investment Adviser's Act of 1940 and the rules and regulations thereunder, as they may be amended from time to time.


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1.6  "Bank" shall mean Union Bank of California, N.A., a national banking association organized under the laws of the United States.

1.7 "Sub-Adviser" shall mean Brandes Investment Partners, L.P., a California Partnership registered as an investment adviser under the Investment Adviser's Act of 1940.

2. APPOINTMENT. Pursuant to the power given to it in its advisory contract with the HighMark Funds, HCM hereby appoints Sub-Adviser to provide certain sub-advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

3. DELIVERY OF DOCUMENTS. HCM has furnished or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

     (a) Copies of the Declarations of Trust establishing the HighMark Funds and the Bylaws of the Trust;

     (b) Resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

     (b) The Trust's Registration Statement on Form N-1A under the '33 Act (File No. 33-37687) and the '40 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund;

     (c) The Trust's most recent prospectus and Statement of Additional Information for the Small Cap Value Fund (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus"); and

     (d) Such other materials and documents as Sub-Adviser shall reasonably request.

HCM will furnish Sub-Adviser with copies of all amendments of or supplements to the foregoing promptly following adoption of such amendments or supplements.

4.   MANAGEMENT:

4.1 Subject always to the supervision of the Trust's Board of Trustees and of HCM, Sub-Adviser will, without prior consultation with the Trustees or the Adviser, exercise investment discretion with respect to that portion of the assets of the Fund allocated to it by Adviser for investment in non-U.S. securities pursuant to the terms of the Fund's prospectus. Sub-adviser shall have no authority with respect to the allocation of assets between U.S. and non-U.S. securities and is therefore indemnified by the Advisor from and against any losses or damages associated with such allocation by Advisor. Sub-Adviser may place all orders for the purchase and sale of securities on behalf of the Fund. Sub-Adviser is also authorized, subject to periodic approvals of authorized persons by the Board of Trustees, to instruct Custodian to settle trades executed on behalf of Fund. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund, will monitor the Fund investments, and will comply with the provisions of the Trust's Declaration of Trust and Bylaws, as amended from time to time, with the investment objectives, policies and restrictions of the Fund stated in the Fund Prospectus,


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and compliance policies and procedures furnished to the Sub-Adviser by HCM from time to time.

4.2 Sub-Adviser and HCM will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Sub-Adviser shall also make itself reasonably available to the Board of Trustees at such times as the Board of Trustees shall request.

4.3 Sub-Adviser represents and warrants that it is and shall remain in compliance with all applicable Rules and Regulations of the SEC pertaining to its investment advisory activities and agrees that it:

     (a) will use at least the same skill and care in providing such services as it uses in providing services to other investment companies and fiduciary accounts in the United States for which it has investment responsibilities;

     (b) will maintain registration with the SEC as an investment adviser under the Advisers Act and will conform with all applicable laws, rules and regulations pertaining to its investment advisory activities;

     (c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In providing the Funds with investment supervision, the Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Sub-Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Adviser's other clients may be a party. It is understood that it is desirable for the Fund that the Sub-Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to such guidelines as shall be established by HCM and reviewed by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser's services to other clients.

     On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Advisers, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. In no instance will portfolio securities be purchased from or sold to HCM, Sub-Adviser, SEI Financial Services Company or any affiliated person of either the Trust, HCM, SEI Financial Services Company or Sub-Adviser

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that HCM has identified to the Sub-Adviser in writing, except as may be permitted under the '40 Act.

     (d) will report regularly to HCM and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of HCM and the Board of Trustees the management of the Fund, including, without limitation, review of the general investment strategy of the Fund, the performance of the Fund in relation to standard industry indices which have been agreed upon between HCM and Sub-Adviser and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by HCM;

     (e) will maintain books and records with respect to the Trust's securities transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the '40 Act and will furnish HCM and the Trust's Board of Trustees such periodic and special reports as HCM or Board of Trustees may request;

     (f) will act upon instructions from HCM so long as such instructions are not considered by sub-advisor to be inconsistent with its fiduciary duties; and provided that HCM shall have the right to authorize transactions for the portion of the Fund over which sub-adviser has investment discretion when necessary for the protection of the shareholders of the Fund or if HCM believes that Sub-adviser has breached its obligations under the Agreement;

     (g) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

Sub-Adviser shall have the right to execute and deliver, or cause its nominee to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of the Fund.

4.4 Sub-Advisor will diligently perform services as defined under this Agreement; however, Sub-Advisor makes no representations or guarantees whatsoever that the portion of the Fund over which it has discretion will outperform its benchmark as set forth in Schedule B.

4.5 HCM represents and warrants that it is and shall remain in compliance with all applicable Rules and Regulations of the SEC pertaining to its investment advisory activities and agrees that it:

(a) will treat confidentially and as proprietary information of Sub-Advisor all information relative to the Sub-Advisor's trading, and will not use such records and information for any purpose other than performance of its responsibilities and duties the Trust, except after prior notification to and approval in writing which approval shall not be unreasonably withheld and may not be withheld where HCM may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

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with Schedule A hereto. From time to time, Sub-Adviser may, in its sole discretion, agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

8. SERVICES TO OTHERS. HCM understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies.
HCM has no objection to Sub-Adviser's acting in such capacities, as long as such services do not impair the services rendered to HCM or the Trust. HCM recognizes, and has advised the Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. In addition, HCM understands, and has advised the Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

9. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any error or judgment or for any loss suffered by the Fund or HCM in connection with performance of its obligations under this Agreement or for having executed Advisor's instructions, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the '40 Act), or a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Adviser's part in the performance of its obligations or in failing to perform its obligations under this Agreement, except as may otherwise be provided under provisions of applicable state or federal law which cannot be waived or modified hereby.

10. INDEMNIFICATION.

(a) HCM and Sub-Adviser each agree to indemnify the other against any claim against, loss or liability to such other party (including reasonable attorneys' fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

(b) HCM acknowledges that Sub-Adviser has no authority or responsibility with respect to the structure of the Fund, the promotion, marketing or sale of the Fund's shares, the Fund's relations or dealings with investors and shareholders, the disclosure provided to investors and shareholders or the supervision of the day-to-day activities of HCM, any custodian, other investment advisers, or any administrator. HCM agrees to indemnify and hold harmless Sub-Adviser and each person who controls or is controlled by Sub-Adviser against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses) and any amount paid in settlement of any action, suit or proceeding or any claim asserted, as incurred, to which any of them may become subject under any applicable law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Fund's prospectus or any amendment thereof, or any omission or alleged omission to state therein a material fact required by any applicable law to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading under applicable law;
(ii) the issue, sale and distribution of the Fund's shares; (iii) any action taken or omitted to be taken by Sub-Adviser with the written consent of,

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pursuant to the written instructions given by, or in reliance on written information provided by, HCM; (iv) any action taken or omitted to be taken by the Adviser to the Fund; (v) any breach by the Adviser of any representation or warranty, or any failure by the Adviser to comply with any agreement contained in this Agreement or (vi) any action taken or omitted to be taken by administrator or custodian (A) without or contrary to instructions given by Sub-Adviser, (B) with the consent of or pursuant to instructions given by the Adviser. The indemnification obligations under this Section 10 will be in addition to any liability that the Adviser may otherwise have.

11. DURATION AND TERMINATION. This Agreement will become effective as of the date hereof, provided that it has been approved by vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements under the '40 Act, and, unless sooner terminated as provided therein, will continue in effect for two (2) years.

Thereafter, if not terminated, this Agreement will continue in effect for the Funds for successive periods of 12 months, each ending on the day preceding the anniversary of the Agreement's effective date of each year, provided that such continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, Sub-Adviser, or HCM, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of majority of all votes attributable to the outstanding Shares of the Fund.

Notwithstanding anything to the contrary, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, on sixty (60) day's written notice by HCM to Sub-Adviser. This Agreement may be terminated at any time, without the payment of any penalty, on 60 day's written notice by the Sub-Adviser to HCM. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the '40 Act.)

12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13. SUB-ADVISER INFORMATION. During the terms of this Agreement, HCM agrees to furnish the Sub-Adviser at Sub-Adviser's principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Fund, the Trust or the public that refer to the Sub-Adviser or its clients in any way prior to use thereof and not to use material if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. HCM agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by first-class or overnight mail, facsimile transmission equipment or hand delivery.

14. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This

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Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

15. NOTICES. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed as set forth below:

                    To HCM at:
                    HighMark Capital Management, Inc.
                    475 Sansome Street, 14th Fl.
                    San Francisco, CA 94111
                    Attention: Clark Gates, President


                    To the Sub-Adviser at:
                    Brandes Investment Partners, LP
                    12750 High Bluff Drive
                    San Diego, CA 92130
                    Attn: General Counsel
                    Fax: 619-755-0916


                    To the Trust or the Fund at:
                    HighMark Funds
                    c/o SEI Fund Resources
                    One Freedom Valley Rd.
                    Oaks, Pennsylvania 19456
                    Attention: Legal Department


Parties agree that they shall not be bound by the terms of any changes in policies, procedures, or contracts until notice has been received as set forth in this Agreement.

16. CHANGE OF LAW. Where the effect of a requirement of the '40 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17. MISCELLANEOUS.

This Agreement shall be effective July 1, 1998 or such later date that the Fund is activated. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and will be governed by the laws of the Commonwealth of Massachusetts.

The name "HighMark Funds" and "Trustees of the HighMark Funds" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of the Trust, to which reference is hereby made and copy of


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which is on file at the office of the Secretary of State of the Commonwealth of
Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "HighMark Funds" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the trust personally, but bind only the assets of the Trust, and persons dealing with the Funds must look solely to the assets of the Trust belonging to such Funds for the enforcement of any claims against the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officer designated below as of the day and year first above written.

HighMark Capital Management, Inc.             BRANDES Investment Partners, LP

By: /s/ Milton Fukuda                         By: /s/ Jeffrey A. Busby
    -----------------                             --------------------

Name: Milton Fukuda                           Name: Jeffrey A. Busby

Title: Managing Director                      Title: Managing Partner




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                                   SCHEDULE A

HIGHMARK SMALL CAP VALUE FUND

Advisory Fee to HCM: 1% of the average daily net assets of the Fund Sub-Advisory Fee: 50 b.p. of the average daily net assets of that portion of the Fund subject to Brandes' management

The Sub-Advisory fee shall be payable out of HCM's management fee

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                                   SCHEDULE B

SUB-ADVISER PERFORMANCE STANDARDS

Outperform the Goldman Sachs Financial Times/S&P Actuaries World Ex-U.S. Index

This benchmark is subject to change by written agreement of the parties

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